As Filed with the Securities and Exchange Commission on December 22, 2008
Registration No. 333-__________

United States Securities and Exchange Commission
Washington D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GeoGlobal Resources Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware                                                                                                                                                                                                         33-0464753
(State or other jurisdiction of incorporation or organization)                                                                                                                         (IRS Employer Identification Number)

310, 605 – 1 Street, SW, Calgary, Alberta, Canada T2P 3S9
(403) 777-9250
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

2008 Stock Incentive Plan
(Full Title of Plan)

Allan Kent, Executive Vice President and CFO
GeoGlobal Resources, Inc.
310, 605 – 1 Street, SW, Calgary, Alberta T2P 3S9
(403) 777-9250
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:
William S. Clarke, Esquire
William S. Clarke, P.A.
 Suite A-202, 65 South Main Street, Pennington, NJ 08534

Calculation of Registration Fee
Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	12,000,000	$1.65(3)	$19,800,000	$779
Total $779
(1)           This Registration Statement on Form S-8 relates to the registration of 12,000,000 shares of common stock issuable on exercise of options that may be granted under the 2008 Stock Incentive Plan (the “Plan”) to selected employees, non-employee members of the Board of Directors, and consultants or other independent advisors who provide services to GeoGlobal Resources Inc., a Delaware corporation (the “Company”).
(2)           This Registration Statement shall also cover any additional shares of common stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding shares of common stock.
(3)           Estimated solely for the purpose of calculating the Registration Fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock reported on the American Stock Exchange on December 19, 2008.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

____________________________________________________________________________________________________

*  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the “Note” to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the SEC are incorporated herein by reference:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on June 10, 2008;
(b)
Our Quarterly Reports on From 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, filed with the SEC on June 27, 2008, August 11, 2008 and November 10, 2008, respectively;

(c)
Our Current Reports on Form 8-K for May 20, 2008 (filed May 27, 2008), for April 1, 2008 (filed April 4, 2008), for January 30, 2008 (filed February 1, 2008) and January 8, 2008 (filed January 14, 2008); and

(d)
The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on April 27, 2004, including any amendments or reports filed for the purpose of updating such description.

All reports (other than portions of Current Reports on Form 8-K furnished and not filed, unless otherwise indicated therein) filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may read and copy any reports, statements or other information we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC, 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC’s website at http://www.sec.gov.

Unless the context otherwise requires, references to “we,” “us,” and “our” in this registration statement refers to GeoGlobal Resources Inc. and our wholly-owned consolidated subsidiaries.

Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

Our Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of our directors and officers for monetary damages.  Our Bylaws require us to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, and permit us to indemnify its other officers.  A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article 5.1 of our Bylaws.

Under our Bylaws, we must generally advance all expenses incurred by our directors and executive officers who are party or threatened to be made party to any action by reason of the fact that each such director or executive officer is or was a director or executive officer of our company.  Each advancement shall only be made if such director or executive officer undertakes to repay any such advancement if it is ultimately determined that such person is not entitled to be indemnified under our Bylaws or otherwise.  Our Bylaws further provide that we may purchase indemnification insurance on a person required or permitted to be indemnified under the Bylaws.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

From time to time, we may enter into individual contracts with any or all of our directors or officers regarding indemnification and advances, to the fullest extent permitted under Delaware law.  We believe that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

We carry directors’ and officers’ liability insurance coverage which insures our directors and officers and the directors and officers of our subsidiaries in certain circumstances.

Item 7. Exemption from Registration Claimed.
Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	2008 Stock Incentive Plan

5.1	Opinion of William S. Clarke, P.A.

23.1	Consent of Independent Registered Public Accounting Firm – KPMG LLP

23.2	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

23.3	Consent of William S. Clarke, P.A. (included in Exhibit 5.1).

Item 9. Undertakings.

(a)           We hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act, as amended;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Calgary, Province of Alberta, Canada on the 22nd day of December, 2008.

GeoGlobal Resources Inc.

By:           /s/ Jean Paul Roy
Jean Paul Roy, President and Chief Executive Officer
/s/ Allan Kent
(pursuant to power of attorney)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jean Paul Roy                                                Director, President and Chief Executive                       December 22, 2008
Jean Paul Roy                                                      Officer (Principal Executive Officer)
/s/ Allan Kent
(pursuant to power of attorney)

/s/ Allan J. Kent                                                 Director, Executive Vice President and                          December 22, 2008
Allan J. Kent                                                      Chief Financial Officer (Principal Financial
             and Accounting Officer)

/s/ Brent Peters                                                  Director                                                                               December 22, 2008
Brent J. Peters
/s/ Allan Kent
(pursuant to power of attorney)

/s/ Peter Smith                                                    Director                                                                               December 22, 2008
Peter R. Smith
/s/ Allan Kent
(pursuant to power of attorney)

/s/ Michael Hudson                                           Director                                                                               December 22, 2008
Michael J. Hudson
/s/ Allan Kent
(pursuant to power of attorney)

/s/ Avinash Chandra                                          Director                                                                              December 22, 2008
Avinash Chandra
/s/ Allan Kent
(pursuant to power of attorney)

GeoGlobal Resources Inc.
 Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of GeoGlobal Resources Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), hereby constitutes and appoints Jean Paul Roy and Allan Kent, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for the person and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jean Paul Roy                                                Director, President and Chief Executive                    December 22, 2008
Jean Paul Roy                                                     Officer (Principal Executive Officer)

/s/ Allan J. Kent                                                 Director, Executive Vice President and                      December 22, 2008
Allan J. Kent                                                      Chief Financial Officer (Principal Financial
             and Accounting Officer)

/s/ Brent J. Peters                                              Director                                                                            December 22, 2008
Brent J. Peters

/s/ Peter R. Smith                                               Director                                                                            December 22, 2008
Peter R. Smith

/s/ Michael J. Hudson                                       Director                                                                           December 22, 2008
Michael J. Hudson

/s/ Avinash Chandra                                         Director                                                                           December 22, 2008
Avinash Chandra

GeoGlobal Resources Inc.

REGISTRATION STATEMENT ON FORM S-8

Index to Exhibits

Exhibit Number	Description

4.1	2008 Stock Incentive Plan

5.1	Opinion of William S. Clarke, P.A.

23.1	Consent of Independent Registered Public Accounting Firm – KPMG LLP

23.2	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

23.3	Consent of William S. Clarke, P.A. (included in Exhibit 5.1).